UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 22, 2005

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On July 22, 2005, the Amendment and Termination of Rights Agreement was entered into between Exar Corporation (the “Company”) and EquiServe Trust Company, N.A. to amend and terminate that certain Rights Agreement, dated December 15, 1995, as amended May 1, 2000, December 5, 2001 and September 9, 2004 (the “Rights Agreement”). Such amendment to the Rights Agreement accelerated the final expiration date of the rights issued thereunder to the close of business on Friday, July 22, 2005, and terminated the Rights Agreement upon expiration of the rights. The Company decided to take the foregoing action in lieu of redeeming the rights under the Rights Agreement as it had previously announced.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

4.5	Amendment and Termination of Rights Agreement dated July 22, 2005 between Registrant and EquiServe Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EXAR CORPORATION

By:	/S/ RONALD W. GUIRE	Date: July 25, 2005
Ronald W. Guire
Executive Vice President, Chief Financial Officer,
Assistant Secretary and Director
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
4.5	Amendment and Termination of Rights Agreement dated July 22, 2005 between Registrant and EquiServe Trust Company, N.A.